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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
  Pacific Crest Capital, Inc.

We consent to the use in this Registration Statement of Pacific Crest Capital, Inc. (the "Company" and registrant), and PCC Capital I (the co-registrant), on Form S-2 of our report dated February 5, 1997 included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996, incorporated by reference in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

August 22, 1997
Los Angeles, California